[Woodbury & Company, LLC letterhead]

                                                                    Exhibit 23.2


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Third Century Bancorp (the "Company") and the Mutual Savings Bank Employees' Savings & Profit Sharing Plan and Trust (the "Plan") of our report dated February 18, 2003, on the consolidated financial statements of Mutual Savings Bank which report is included in the prospectus forming part of the Company's and the Plan's Form SB-2 Registration Statement filed on March 17, 2004, under the Securities Act of 1933, as amended.


/s/ Woodbury & Company, LLC

Woodbury & Company, LLC

Franklin, Indiana
August 26, 2004